FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2015

 Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2015, Roka Bioscience, Inc. (the “Company”) entered into a separation and general release with Walter M. Narajowski. The separation agreement provides, among other things, for (i) Mr. Narajowski’s resignation for good reason effective December 31, 2015, (ii) a general release by Mr. Narajowski in favor of the Company and (iii) the following payments to be made to Mr. Narajowski (a) the amount of his accrued but unpaid salary and any accrued but unused vacation as of the date of termination, (b) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (c) continuation of his base salary for a period of nine months after the effective date of termination, (d) payment of an annual bonus on December 31, 2015 in the amount of $82,897 and (e) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Narajowski until the earlier of (x) nine months after termination and (y) the date Mr. Narajowski becomes eligible for benefits through another employer. The Company also agreed to accelerate the vesting of 30,000 shares of restricted stock, which shares were scheduled to vest on January 1, 2016, to December 31, 2015.

On December 22, 2015, the Company entered into a separation and general release with Steven T. Sobieski. The separation agreement provides, among other things, for (i) Mr. Sobieski’s resignation for good reason effective December 31, 2015, (ii) a mutual general release by the parties and (iii) the following payments to be made to Mr. Sobieski (a) the amount of his accrued but unpaid salary and any accrued but unused vacation as of the date of termination, (b) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (c) continuation of his base salary in effect immediately prior to the termination of his employment for a period of nine months after the effective date of termination, (d) payment of an annual bonus on December 31, 2015 in the amount of $82,897 and (e) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Sobieski until the earlier of (1) eighteen months after termination and (2) the date Mr. Sobieski becomes eligible for benefits through another employer. The Company also agreed to accelerate the vesting of 30,000 shares of restricted stock, which shares were scheduled to vest on January 1, 2016, to December 31, 2015.
The description of the separation agreements are not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as exhibits to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Separation Agreement and General Release, dated December 22, 2015, by and between Roka Bioscience, Inc. and Steven T. Sobieski.

10.2	Separation Agreement and General Release, dated December 22, 2015, by and between Roka Bioscience, Inc. and Walter M. Narajowski.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: December 23, 2015	By:	/s/ Lars Boesgaard
Name: Lars Boesgaard
Title: Vice President, Chief Financial Officer